Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-4 of Macau Resources Group Limited of our report dated October 31, 2011 relating to the financial statements of Israel Growth Partners Acquisition Corp, which appear in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Gruber & Company, LLC

Lake Saint Louis, Missouri
September 7, 2012